LP Building Solutions Announces Plans for a New LP® SmartSide® ExpertFinish® Facility in the Town of Bath, New York

NASHVILLE, Tenn. (Decmeber 20, 2021) - LP Building Solutions (LP; NYSE: LPX), a leading manufacturer of high-performance building products, today announced it will build a new LP® SmartSide® ExpertFinish® prefinishing facility on 75 acres in the Town of Bath, New York. With a targeted opening date in the third quarter of 2023, the facility is projected to add more than 60 new jobs to the Steuben County community.

“LP’s prefinished siding product, ExpertFinish, has seen phenomenal growth since launching in 2020,” said LP Executive Vice President, Siding Neil Sherman. “To support strong customer demand, LP is aggressively pursuing prefinishing capacity expansion plans both within our existing facilities as well through this greenfield facility in Steuben County, New York.”

The Southern Tier region of New York is ideally suited for ExpertFinish production due to its proximity to the new construction and repair and remodeling home siding markets in the Northeastern U.S. The new facility, which is contingent upon site acquisition and permitting, will be designed for future expansions and join LP’s three existing siding prefinishing facilities—LP Roaring River, LP Green Bay, and LP St. Louis.

“The Steuben County Industrial Development Agency is thrilled to be working with LP and our economic development partners to bring this project to Steuben County,” said Steuben County Industrial Development Agency Executive Director James C. Johnson. “This investment and the jobs associated with it will be transformational for the Bath community, and we look forward to supporting the company’s future growth.”

“For over 20 years, LP SmartSide Trim & Siding has provided customers the beauty of traditional wood with the advanced durability of engineered wood,” said Sherman. “A key element of our SmartSide siding growth strategy is to expand our prefinished strand-based solutions, particularly in the Northeast. With LP’s prefinishing expertise and capabilities as well as the increased capacity the Bath facility offers, we are well positioned to grow in this market.”

About LP Building Solutions

As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood building products that meet the demands of builders, remodelers, and homeowners worldwide. LP’s extensive offerings include innovative and dependable building products and accessories, such as Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building Solutions®), LP Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, and LP® FlameBlock® Fire-Rated Sheathing and more), LP® TopNotch® Sub-Flooring, and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while our shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 25 plants across the U.S., Canada, Chile, and Brazil. For more information, visit LPCorp.com.

Forward-Looking Statements

This news release contains statements concerning LP's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: impacts from public health issues (including global pandemics, such as the ongoing COVID-19 pandemic) on the economy, demand for our products or our operations, including the actions and recommendations of governmental authorities to contain such public health issues; changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions, including impacts from the ongoing COVID-19 pandemic; changes in the cost and availability of capital; changes in the level of home construction and repair and remodel activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products;

changes in the financial or business conditions of third-party wholesale distributors and dealers; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost of and availability of transportation; impact of manufacturing our products internationally; difficulties in the launch or production ramp-up of newly introduced products; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor shortages or disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes and street demonstrations; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in, and compliance with, general and industry-specific laws and regulations, including environmental and health and safety laws and regulations, the U.S. Foreign Corrupt Practices Act and anti-bribery laws, laws related to our international business operations, and changes in building codes and standards; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenge or exploitation of our intellectual property or other proprietary information by others in the industry; changes in the funding requirements of our defined benefit pension plans; the resolution of existing and future product-related litigation and other legal proceedings; the effect of covenants and events of default contained in our debt instruments; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.